Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE	Contact:
Date: June 23, 2015	Charles N. Funk	Gary J. Ortale
	President & CEO	EVP & CFO
	319.356.5800	319.356.5800

MIDWESTONE FINANCIAL GROUP COMPLETES
$8.4 MILLION PRIVATE PLACEMENT OF COMMON STOCK

Iowa City, IA (June 23, 2015) -- Today MidWestOne Financial Group, Inc. (NASDAQ: MOFG), (the “Company”) announced that it has raised approximately $8.4 million in equity through the private placement of 300,000 shares of newly issued common stock at a price of $28.00 per share (“Private Placement”). The newly issued common stock brings the Company’s total outstanding shares to 11,405,931 shares as of June 23, 2015. Purchasers of stock in the Private Placement consisted of various institutional investors that were existing shareholders of the Company.
The Company intends to utilize the new capital for the retirement of certain debt instruments and to support the continued growth of its two wholly-owned bank subsidiaries, MidWestOne Bank and Central Bank.
“We believe our past results have provided our existing institutional shareholders with confidence in MidWestOne which prompted interest in participating in this Private Placement. We are gratified by the interest shown in our company since our announced merger with Central Bancshares. This new capital will help the Company continue to grow and realize our financial goals,” said Charles N. Funk, President and Chief Executive Officer.

-end-

About MidWestOne Financial Group, Inc.
MidWestOne Financial Group, Inc. is a financial holding company headquartered in Iowa City, Iowa. The Company has two bank subsidiaries, MidWestOne Bank, headquartered in Iowa City, Iowa, and Central Bank, headquartered in Golden Valley, Minnesota. The Company also has an insurance subsidiary, MidWestOne Insurance Services, Inc., which provides personal and business insurance services in Iowa. MidWestOne Financial Group, Inc. common stock is traded on the NASDAQ Global Select Market under the symbol “MOFG.”
Cautionary Note Regarding Forward-Looking Statements
Statements made in this release, other than those concerning historical financial information, may be considered forward-looking statements, which speak only as of the date of this document and are based on current expectations and involve a number of assumptions. These include, among other things, statements regarding future results or expectations. MidWestOne Financial Group intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and is including this statement for purposes of these safe harbor provisions. The Company's ability to predict results, or the actual effect of future plans or strategies, is inherently uncertain. Factors that could cause actual results to differ from those set forth in the forward-looking statements or that could have a material effect on the operations and future prospects of the Company include, but are not limited to: (1) the strength of the local and national economy; (2) changes in interest rates, legislative/regulatory changes, monetary and fiscal policies of the U.S. government, including policies of the U.S. Treasury and the Federal Reserve Board, and changes in the scope and cost of Federal Deposit Insurance Corporation insurance and fees; (3) the loss of key executives or employees; (4) changes in the quality and composition of the Company's loan and securities portfolios, demand for loan products and deposit flows;(5) changes in the assumptions and estimates underlying the establishment of reserves for possible loan losses and other estimates; (6) the effects of competition and the overall demand for financial services in the Company's market areas; (7) the Company's ability to implement new technologies and develop and maintain secure and reliable electronic systems; (8) changes in accounting principles, policies, and guidelines; (9) the risks of mergers, acquisitions and divestitures, including, without limitation, the related time and costs of implementing such transactions, integrating operations as a part of these transactions and possible failures to achieve expected gains, revenue growth and/or expense savings from such transactions; and (10) other risk factors detailed from time to time in filings made by the Company with the SEC.